Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Stratasys Ltd. of our report dated March 1, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Stratasys Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
March 1, 2021